Exhibit A

AIRPLANES GROUP Report to Certificateholders All numbers in US$ unless otherwise stated
Payment Date: 15 May 2003.
Calculation Date: 9 May 2003.
(i)	ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

	Prior Balance	Deposits	Withdrawals	Balance on Calculation Date

	9-Apr-03			9-May-03

Lessee Funded Account	0.00	0.00	(0.00)	0.00
Expense Account (note ii)	3,857,498.99	10,544,561.60	(12,857,175.44)	1,544,885.15
Collection Account (note iii)	133,854,318.95	24,316,054.17	(26,611,521.95)	131,558,851.17
- Miscellaneous Reserve	-			-
- Maintenance Reserve	80,000,000.00			80,000,000.00
- Security Deposit	30,070,367.00			30,142,797.00
- Other Collections (net of interim withdrawals)	23,783,951.95			21,416,054.17

Total	137,711,817.94	34,860,615.77	(39,468,697.39)	133,103,736.32

(ii)	ANALYSIS OF EXPENSE ACCOUNT ACTIVITY
Balance on preceding Calculation Date (April 9, 2003)	3,857,498.99
Transfer from Collection Account (previous Payment Date)	7,642,501.01
Transfer from Collection Account (interim deposit)	2,900,000.00
Interest Earned during period	2,060.59
Payments during period between prior Calculation Date and the relevant Calculation Date:
- Payments on previous Payment Date	(4,487,859.46)
- Other payments	(8,369,315.98)
Balance on relevant Calculation Date (May 9, 2003)	1,544,885.15

(iii)	ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

Balance on preceding Calculation Date (April 9, 2003)	133,854,318.95
Collections during period	24,316,054.17
Swap receipts (previous Payment Date)	0.00
Transfer to Expense Account (previous Payment Date)	(7,642,501.01)
Transfer to Expense Account (interim withdrawal)	(2,900,000.00)
Net transfer to Lessee Funded Accounts	0.00
Aggregate Certificate Payments (previous Payment Date)	(11,581,826.75)
Swap payments (previous Payment Date)	(4,487,194.19)
Balance on relevant Calculation Date (May 9, 2003)	131,558,851.17

AIRPLANES GROUP Report to Certificateholders All numbers in US$ unless otherwise stated
(iii)	ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont'd)

		ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS
		Priority of Payments
	(i)	Required Expense Amount	10,000,000.00	Note 1:
	(ii)	a) Class A Interest	2,407,313.45	Cashflows in the current Calculation Period weresufficent to allow payment of scheduled amounts up to point (x) in the Priority of Payments on the May 15, 2003 Payment Date. Class A Principal Adjustment Amount, which is payable at point (xi) in the Priority of Payments, will not be paid on May 15, 2003. Also, the Second Collection Account Top-up, payable at point (x) in the Priority of Payments, will not be paid in full on May 15, 2003, the amount unpaid being $2,098,606.
		b) Swap Payments	4,390,991.62
	(iii)	First Collection Account Top-up	60,000,000.00
	(iv)	Minimum Hedge Payment	0.00
	(v)	Class A Minimum Principal	0.00
	(vi)	Class B Interest	409,985.32
	(vii)	Class B Minimum Principal	1,538,249.50
	(viii)	Class C Interest	2,375,979.69
	(ix)	Class D Interest	3,580,412.50
	(x)	Second Collection Account Top-up (Note 1)	48,400,804.24
	(xi)	Class A Principal Adjustment Amount (Note 1)	0.00
	(xii)	Class C Scheduled Principal	0.00
	(xiii)	Class D Scheduled Principal	0.00
	(xiv)	Modification Payments	0.00
	(xv)	Soft Bullet Note Step-up Interest	0.00
	(xvi)	Class E Minimum Interest	0.00
	(xvii)	Supplemental Hedge Payment	0.00
	(xviii)	Class B Supplemental Principal	0.00
	(xix)	Class A Supplemental Principal	0.00
	(xx)	Class D Outstanding Principal	0.00
	(xxi)	Class C Outstanding Principal	0.00
	(xxii)	Class E Supplemental Interest	0.00
	(xxiii)	Class B Outstanding Principal	0.00
	(xxiv)	Class A Outstanding Principal	0.00
	(xxv)	Class E Accrued Unpaid Interest	0.00
	(xxvi)	Class E Outstanding Principal	0.00
	(xxvii)	Charitable Trust	0.00

	Total Payments with respect to Payment Date		133,103,736.32
	Less Collection Account Top-Ups ((iii) and (x) above)		(108,400,804.24)

			24,702,932.08

AIRPLANES GROUP Report to Certificateholders All numbers in US$ unless otherwise stated

(iv)	PAYMENT ON THE CERTIFICATES

(a)	FLOATING RATE CERTIFICATES	A-6	A-8	A-9	Class B	Note 2:
	Applicable LIBOR	1.31000%	1.31000%	1.31000%	1.31000%	Step-up interest on Airplanes Group's subclass A-8 notes is payable at point (xv) in the Priority of Payments. To the extent that step-up interest is not paid, it will accrue in accordance with the terms of the subclass A-8 notes. Available cash flows were not sufficient to allow payment of step-up interest on the April 15, 2003 and May 15, 2003 Payment Dates. Total step-up interest (including interest on accrued and unpaid step-up interest) accrued and unpaid on Airplanes Group's subclass A-8 notes at May 15, 2003 was $574,124.48.
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	1.65000%	1.68500%	1.86000%	2.06000%
	Interest Amount Payable	261,896.78	982,916.67	1,162,500.00	409,985.32
	Step Up Interest Amount Payable (Note 2)	0.00	292,180.04	0.00	0.00

	Opening Principal Balance	190,470,382.37	700,000,000.00	750,000,000.00	238,826,400.89
	Minimum Principal Payment Amount	0.00	0.00	0.00	1,538,249.50
	Adjusted Principal Payment Amount	0.00	0.00	0.00	0.00
	Supplemental Principal Payment Amount	0.00	0.00	0.00	0.00
	Total Principal Distribution Amount	0.00	0.00	0.00	1,538,249.50
	Redemption Amount
	- amount allocable to principal	0.00	0.00	0.00	0.00
	- premium allocable to premium	0.00	0.00	0.00	0.00

Outstanding Principal Balance (May 15, 2003)		190,470,382.37	700,000,000.00	750,000,000.00	237,288,151.39

(b)	FIXED RATE CERTIFICATES	Class C	Class D
	Applicable Interest Rate	8.1500%	10.8750%
	Interest Amount Payable	2,375,979.69	3,580,412.50

	Opening Principal Balance	349,837,500.00	395,080,000.00
	Scheduled Principal Payment Amount	0.00	0.00
	Redemption Amount	0.00	0.00
	- amount allocable to principal	0.00	0.00
	- amount allocable to premium	0.00	0.00
	Actual Pool Factor	0.9329000	0.9877000

Outstanding Principal Balance (May 15, 2003)		349,837,500.00	395,080,000.00

Table of rescheduled Pool Factors		n/a	n/a
	in the event of a partial redemption

AIRPLANES GROUP Report to Certificateholders All numbers in US$ unless otherwise stated
(v)	FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)
		A-6	A-8	A-9	Class B
	Applicable LIBOR	1.31000%	1.31000%	1.31000%	1.31000%
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	1.65000%	1.68500%	1.86000%	2.06000%

(vi)	CURRENT PERIOD PAYMENTS Per $100,000 Initial Outstanding Principal Balance of Certificates)

(a)	FLOATING RATE CERTIFICATES

		A-6	A-8	A-9	Class B

	Opening Principal Amount	1,904.70	7,000.00	7,500.00	2,388.26
	Total Principal Payments	0.00	0.00	0.00	(15.38)

	Closing Outstanding Principal Balance	1,904.70	7,000.00	7,500.00	2,372.88

	Total Interest	2.62	9.83	11.63	4.10
	Total Premium	0.00	0.00	0.00	0.00

(b)	FIXED RATE CERTIFICATES
		Class C	Class D

	Opening Principal Amount	3,498.38	3,950.80
	Total Principal Payments	0.00	0.00
	Outstanding Principal Balance	3,498.38	3,950.80

	Total Interest	23.76	35.80
	Total Premium	0.00	0.00